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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        ASSISTED LIVING CONCEPTS, INC.
            (Exact name of registrant as specified in its charter)


                Nevada                                   93-1148702
        (State of incorporation                       (I.R.S. Employer
            or organization)                          Identification No.)


    9955 S.E. Washington, Suite 201                         97216
          Portland, Oregon                                (Zip Code)
  (Address of principal executive offices)


If this Form relates to the registration     If this Form relates to the
of a class of debt securities and is         registration of a class of debt
effective upon filing pursuant to            securities and is to become
General Instruction  A(c)(1) please          effective simultaneously with
check the following box. [X]                 the effectiveness of a concurrent
                                             registration statement
                                             under the Securities Act of 1933
                                             pursuant to General Instruction
                                             A(c)(2) please check the following
                                             box. [_]


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

               6.0% Convertible Subordinated Debentures Due 2002
                     (Title of each class to be registered)

                            American Stock Exchange
        (Name of each exchange on which each class is to be registered)

                SECURITIES TO BE REGISTERED PURSUANT TO SECTION
                               12(g) OF THE ACT:

                                     None
                                     ----

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ITEM 1.      Description of Registrant's Securities to be Registered.
             -------------------------------------------------------

             A description of the 6.0% Convertible Subordinated Debentures Due 2002 (the "Debentures") to be registered hereunder is contained in the section entitled "Description of Debt Securities" on pages 8 through 14 of the Prospectus included in Amendment No. 1 to the Registrant's Form S-3 Registration Statement, No. 333-35409, as filed on September 11, 1997 and amended on September 2, 1997, and as supplemented in the section entitled "Description of Debentures" on pages S-47 through S-49 of the Prospectus Supplement dated October 21, 1997. Such description is incorporated herein by reference.

ITEM 2.      Exhibits.
             --------

          Exhibit
          Number      Description
          ------      -----------

          1.1         Form of Indenture relating to the Debentures.   (1)

          1.2 Form of First Supplemental Indenture relating to the Debentures (includes text of Debenture).

          2.1         Articles of Incorporation of Registrant.  (2)

          2.2         Bylaws of Registrant.  (3)


--------------------------

          (1) Filed as exhibit number 4.4 to the Registrant's Form S-3 Registration Statement No. 333-35409, and incorporated herein by reference.

          (2) Filed as exhibit number 3.1 to the Registrant's Form S-1 Registration Statement No. 33-83938, and incorporated herein by reference.

          (3) Filed as exhibit number 3.2 to the Registrant's Form S-1 Registration Statement No. 33-83938, and incorporated herein by reference.


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                                 SIGNATURE
                                 ---------


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


October 20, 1997                         Assisted Living Concepts, Inc.
                                         ("Registrant")



                                         By: /s/ STEPHEN GORDON
                                             --------------------------------
                                                 Stephen Gordon
                                                 Chief Financial Officer and
                                                 Chief Administrative Officer

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